UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2025

INNOVEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19120 Kenswick Drive, Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 346-398-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further described below, on May 14, 2025, at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Innovex International, Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors (the “Board”), the Company’s stockholders approved the Innovex International, Inc. 2025 Long-Term Incentive Plan (the “2025 LTIP”). As a result, the 2025 LTIP became effective on May 14, 2025. A description of the material terms of the 2025 LTIP is included under the heading “Proposal 3 2025 LTIP” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2025 (the “2025 Proxy Statement”). Such description is qualified in its entirety by reference to the full text of the 2025 LTIP, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described below, on May 14, 2025, at the 2025 Annual Meeting, upon the recommendation of the Board, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share, from 100,000,000 to 200,000,000 shares, and correspondingly increase the number of authorized shares of the Company’s capital stock from 110,000,000 to 210,000,000.

The Amendment became effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on May 14, 2025. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2025, at the 2025 Annual Meeting, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in detail in the Company’s 2025 Proxy Statement.

Proposal 1—Election of Directors

Each of the following nominees for directors were elected to serve a three-year term expiring at the 2028 annual meeting of stockholders by the following vote:

	For	Against	Abstentions	Broker Non-Votes
Terence Jupp	61,194,870	932,321	17,705	3,013,606
Carri Lockhart	56,679,853	5,447,857	17,186	3,013,606
Jason Turowsky	61,715,899	411,636	17,361	3,013,606

Proposal 2—Amendment of Certificate of Incorporation to Increase of Authorized Common Stock

The Amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock of the Company was approved by the following vote:

For	Against	Abstentions
59,730,368	5,419,912	8,222

Proposal 3—Approval of the 2025 LTIP

The adoption of the 2025 LTIP, which provides for the issuance of up to 5,000,000 shares of common stock, was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
56,201,765	5,933,901	9,230	3,013,606

Proposal 4—Appointment of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the year ending December 31, 2025 was ratified by the following vote:

For	Against	Abstentions
64,939,170	204,905	14,427

Proposal 5—Advisory Vote on Executive Compensation

The advisory vote on the compensation of the Company’s named executive officers was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
61,144,032	966,601	34,263	3,013,606

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Innovex International, Inc. Restated Certificate of Incorporation, dated May 14, 2025
10.1	Innovex International, Inc. 2025 Long-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovex International, Inc.

Date: May 14, 2025	By:	/s/ Adam Anderson
Adam Anderson
Chief Executive Officer